EXHIBIT 99.1

John H. Howland
President & Chief Operating Officer
Stephen V. Ciancarelli
Senior Vice President & Chief Financial Officer
(203) 782-1100

Southern Connecticut Bancorp, Inc. Reports Third Quarter Results

NEW HAVEN, Conn. (October 28, 2008) – Southern Connecticut Bancorp, Inc. (AMEX:SSE) (the “Company”), the holding company for The Bank of Southern Connecticut and SCB Capital, Inc., announced third quarter results.  For the nine months ended September 30, 2008, the Company earned $368,049 or $0.13 per share versus loss of $(133,389) or $(.05) per share for the nine months ended September 30, 2007. For the three months ended September 30, 2008, the Company reported a loss of $(41,622) or $(.01) per share compared to a loss of $(142,745) or $(.05) per share for the three months ended September 30, 2007. Included in the net loss reported for the three months ended September 30, 2008 was an increase of approximately $79,000 in the provision for loan loss attributable to a $6.8 million dollar net increase in the Company’s loan portfolio during the quarter.

As of September 30, 2008, the Company had total Shareholders’ Equity of $19.1 million, reflecting a Tier 1 Leverage Capital Ratio of 17.5% (in excess of the regulatory minimum of 4.0%).  Net loans increased $6.8 million, or 8.4%, during the quarter to $87.2 million from $80.4 million at June 30, 2008.  Net Interest Margin for the nine months ended September 30, 2008 was 4.50%.  Total non-accrual loans decreased by 25% to $879,073 (0.75% of total assets) at September 30, 2008 from $1,178,506 at June 30, 2008.  Book value per share was $6.91 at September 30, 2008 versus $6.76 at December 31, 2007.

 “The conservative operating philosophy of Southern Connecticut Bancorp, Inc. has allowed us to avoid many of the pitfalls encountered by a number of financial institutions throughout the United States,” said John H. Howland, President and Chief Operating Officer of Southern Connecticut Bancorp and The Bank of Southern Connecticut.  “As previously reported, our Company had no direct exposure to Fannie Mae, Freddie Mac or sub-prime lending.  We continue to enjoy a capital position of over three times the regulatory requirement for a well capitalized institution.”

On August 1, 2008, the Company commenced operations of Evergreen Financial, a division of SCB Capital, Inc., a wholly owned subsidiary of the Company.  Evergreen Financial is a mortgage brokerage operation that brokers residential and commercial mortgages.  Startup expenses from Evergreen Financial totaled approximately $46,000 in the third quarter.

About Southern Connecticut Bancorp, Inc.

Southern Connecticut Bancorp, Inc. is a commercial bank holding company dedicated to serving the banking needs of businesses located in the greater New Haven area.  Southern Connecticut Bancorp owns 100% of The Bank of Southern Connecticut headquartered in New Haven Connecticut.  The Bank of Southern Connecticut is a provider of commercial banking services to a client base of small to midsized companies with annual sales typically ranging from $1,000,000 to $30,000,000.  The Bank’s services include a wide range of deposit, loan and other basic commercial banking products along with a variety of consumer banking products.  The Bank currently operates four branches, two in New Haven, Connecticut, one in Branford, Connecticut and one in North Haven, Connecticut.

Certain statements contained in this release and in other written materials and statements we may issue, including without limitation statements containing the word “believes”, “anticipates”, “intends”, “expects”, “estimates”, “could”, “would”, “will”, or words of similar import, constitute forward-looking statements within the meaning of the federal securities laws.
Such forward-looking statements involve risks, uncertainties and other factors that may cause our actual future results, performance or achievements to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others, a limited operating history and volatility of earnings, our dependence on our executive management and Board of Directors, our business concentration in small to midsized businesses in the New Haven, Connecticut area, as well as changes in our business, competitive market and regulatory conditions and strategies. Additional information concerning factors that could impact forward-looking statements can be found in the company’s periodic public filings with the Securities and Exchange Commission and in the section captioned “Risk Factors” in our prospectus filed on June 17, 2004.  Given these uncertainties, readers are cautioned not to place any undue reliance on such forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements to reflect facts, assumptions, circumstances or events that occur after the date on which such forward-looking statements were made.

SOUTHERN CONNECTICUT BANCORP, INC.
Financial Highlights

	September 30	December 31	September 30
BALANCE SHEET DATA	2008	2007	2007
Loans Receivable (net of ALLL)	$87,184,525	$85,995,128	$88,638,314
Loans Held for Sale, Fair Value	-	354,606	57,588
Money Market / CD's	8,170,830	8,355,686	7,693,707
Investment Securities	5,057,919	5,265,679	7,195,754
Deposits:
Checking - Non Interest Bearing	24,803,530	27,798,388	28,444,026
Checking - Interest Bearing	337,026	1,286,356	2,230,474
NOW	7,484,677	4,506,137	4,123,600
Money Market	28,641,642	40,721,374	38,402,876
Savings	1,313,139	1,654,000	1,720,474
Time Deposits	32,955,622	31,456,137	32,553,444
Total Deposits	95,535,636	107,422,392	107,474,894

Total Assets	117,857,073	130,564,261	130,624,524

Total Shareholders' Equity	19,130,297	20,084,483	20,421,812

Book Value per Share	$6.91	$6.76	$6.93
Tier 1 Leverage Capital Ratio	17.50%	15.08%	15.68%
ALLL / (ALLL+Net Loans+Loans Held for Sale)		1.43%	1.30%
Note: ALLL = Allowance for Loan and Lease Losses

		Nine Months	Nine Months
		Ended	Ended
STATEMENT OF OPERATIONS DATA		September 30, 2008	September 30, 2007
Interest Income		$5,288,558	$6,781,577
Interest Expense		1,715,961	2,534,320

Net Interest Income		3,572,597	4,247,257
Provision for Loan Losses		(64,082)	446,462
Net Interest Income after Provision		3,636,679	3,800,795

Noninterest Income		1,453,600	746,560

Noninterest Expense		4,722,230	4,681,194

Net Income		$368,049	$(133,839)

Net Interest Margin		4.50%	4.90%

PER SHARE DATA
Basic Income per Share		$0.13	$(0.05)
Diluted Income per Share		$0.13	$(0.05)

SOUTHERN CONNECTICUT BANCORP, INC.
Consolidated Balance Sheets
September 30, 2008 and December 31, 2007 (unaudited)
	2008	2007
Assets
Cash and due from banks	$4,483,738	$3,891,258
Federal funds sold	95,847	21,100,000
Short-term investments	15,830,604	8,355,686
Cash and cash equivalents	20,410,189	33,346,944

Available for sale securities	5,057,919	5,265,679
Federal Home Loan Bank Stock	66,100	66,100
Loans receivable (net of allowance for loan losses of	87,184,525	85,995,128
$1,049,226 at 6/30/08 and $1,256,965 at 12/31/07)
Loans held for sale	-	354,606
Accrued interest receivable	521,889	533,690
Premises and equipment, net	2,826,164	3,577,720
Other assets	1,790,287	1,424,394
Total assets	$117,857,073	$130,564,261

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest bearing deposits	$24,803,530	$27,798,388
Interest bearing deposits	70,732,106	79,624,004
Total deposits	95,535,636	107,422,392

Repurchase agreements	764,828	544,341
Accrued expenses and other liabilities	1,244,046	1,327,002
Capital lease obligations	1,182,266	1,186,043
Total liabilities	98,726,776	110,479,778

Commitments and Contingencies	-	-

Stockholders’ Equity
Preferred stock, no par value; 500,000 shares authorized;
none issued
Common stock, par value $.01; 5,000,000, shares authorized;	27,675	29,697
Additional paid-in capital	22,947,151	24,263,531
Accumulated deficit	(3,801,001)	(4,169,051)
Accumulated other comprehensive loss – net unrealized
loss on available for sale securities	(43,528)	(39,694)
Total stockholders' equity	19,130,297	20,084,483

Total liabilities and stockholders' equity	$117,857,073	$130,564,261

SOUTHERN CONNECTICUT BANCORP, INC.
Consolidated Statement of Operations
For the Three and Nine Months Ended September 30, 2008 and 2007 (unaudited)
	Three Months Ended		Nine Months Ended
	September		September
	2008	2007	2008	2007
Interest Income
Interest and fees on loans	$1,496,517	$2,004,997	$4,769,642	$5,574,987
Interest on securities	59,801	65,331	136,089	195,640
Interest on federal funds sold and short-term investments	79,666	339,171	382,827	1,010,950
Total interest income	1,635,984	2,409,499	5,288,558	6,781,577

Interest Expense
Interest on deposits	459,639	837,803	1,577,076	2,395,799
Interest on capital lease obligations	44,025	43,978	132,105	131,782
Interest on repurchase agreements	2,632	2,244	6,780	6,739
Total interest expense	506,296	884,025	1,715,961	2,534,320

Net interest income	1,129,688	1,525,474	3,572,597	4,247,257

Provision for Loan Losses	39,661	319,218	(64,082)	446,462
Net interest income after
provision for loan losses	1,090,027	1,206,256	3,636,679	3,800,795

Noninterest Income:
Service charges and fees	136,851	171,448	402,960	452,450
Gains and fees from sales and referrals of SBA loans	-	-	-	45,286
Gains from sale of branch	50,669	-	874,912	-
Other noninterest income	5,970	54,434	175,728	248,824
Total noninterest income	193,490	225,882	1,453,600	746,560

Noninterest Expense
Salaries and benefits	835,386	774,420	2,957,384	2,600,138
Occupancy and equipment	171,573	202,052	528,520	634,582
Professional services	5,927	267,845	254,686	526,298
Data processing and other outside services	98,267	102,639	302,669	313,218
Advertising and promotional expense	18,488	7,364	50,346	19,213
Forms, printing and supplies	24,943	20,795	81,975	59,961
FDIC Insurance	16,115	30,625	59,478	94,097
Other operating expenses	154,440	169,143	487,172	433,687
Total noninterest expenses	1,325,139	1,574,883	4,722,230	4,681,194

Net income (loss)	$(41,622)	$(142,745)	$368,049	$(133,839)

Basic income (loss) per share	$(0.01)	$(0.05)	$0.13	$(0.05)
Diluted income (loss) per share\	$(0.01)	$(0.05)	$0.13	$(0.05)

Dividends per Share	$-	$-	$-	$-